Exhibit 10.1

THIRD SUPPLEMENTAL INDENTURE
This Third Supplemental Indenture (this “Supplemental Indenture”), dated as of December 12, 2017, is by and between Energy Transfer Partners, L.P., a Delaware limited partnership, as successor entity under the Indenture referred to below (the “Partnership”), Sunoco Logistics Partners Operations L.P., a Delaware limited partnership (the “SXL Guarantor”), and U.S. Bank National Association, as trustee (the “Trustee”).
WITNESSETH
WHEREAS, the Partnership is the sole member of Sunoco Logistics Partners GP LLC, a Delaware limited liability company and general partner of the Guarantor;
WHEREAS, the Partnership is party to that certain (i) Credit Agreement dated as of December 1, 2017 among the Partnership, Wells Fargo Bank, National Association, as administrative agent, the other lenders party thereto and the other parties named therein (the “Revolving Credit Agreement”) and (ii) 364-Day Credit Agreement dated as of December 1, 2017 among the Partnership, Wells Fargo Bank, National Association, as administrative agent, the other lenders party thereto and the other parties named therein (the “364-Day Credit Agreement” and, together with the Revolving Credit Agreement, the “Credit Agreements”);
WHEREAS, the SXL Guarantor has entered into the following guarantees (the “Credit Agreement Guarantees”): (i) Guaranty, dated as of December 1, 2017 by and among the SXL Guarantor, the Partnership and Wells Fargo Bank, National Association, as administrative agent, pursuant to which the SXL Guarantor has guaranteed the obligations of the Partnership under the Revolving Credit Agreement, and (ii) Guaranty, dated as of December 1, 2017 by and among the SXL Guarantor, the Partnership and Wells Fargo Bank, National Association, as administrative agent, pursuant to which the SXL Guarantor has guaranteed the obligations of the Partnership under the 364-Day Credit Agreement;
WHEREAS, Sunoco, Inc., a Pennsylvania corporation (the “Original Issuer”), duly issued 9.00% Senior Notes due 2024 (the “Notes”) pursuant to the Base Indenture, dated as of May 15, 1994 (the “Base Indenture”), by and among the Original Issuer and the Trustee, as amended and supplemented by the First Supplemental Indenture thereto dated as of October 5, 2012 (the Base Indenture, as so supplemented by the First Supplemental Indenture and as further amended, supplemented or otherwise modified to date solely with respect to the Notes, the “Indenture”);
WHEREAS, Section 11.01(11) of the Indenture provides that, without the consent of the Holders, the Indenture may be amended to make any provisions with respect to matters or questions arising under the Indenture; provided such other provisions shall not adversely affect the interests of the Holders of the Notes in any material respect;
WHEREAS, so long as the SXL Guarantor guarantees the obligations of the Partnership under the Credit Agreements, the SXL Guarantor desires to fully and unconditionally guarantee all payment obligations of the Partnership with respect to the Notes on the terms set forth herein;

WHEREAS, the Partnership and the SXL Guarantor desire and have requested the Trustee to join in entering into this Supplemental Indenture;
WHEREAS, the Partnership has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent provided in the Indenture relating to the execution and delivery of this Supplemental Indenture have been complied with and (ii) the Supplemental Indenture complies with the Indenture, is authorized or permitted by the terms of the Indenture, and is valid and binding upon the Partnership pursuant to the terms thereof;
WHEREAS, the Partnership and the SXL Guarantor have been authorized by Board Resolutions or equivalent partnership or corporate action to enter into this Supplemental Indenture;
WHEREAS, pursuant to Section 11.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture by the Partnership and the SXL Guarantor to make this Supplemental Indenture valid and binding on the Partnership and the SXL Guarantor, as applicable, have been complied with or have been done or performed.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership, the SXL Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE ONE
REPRESENTATIONS AND WARRANTIES OF THE SXL GUARANTOR

The SXL Guarantor represents and warrants to the Trustee as follows
Section 1.01. GOOD STANDING. It is a limited partnership duly formed, validly existing and in good standing under the laws of the state of its formation as set forth in the preamble hereto.
Section 1.02. AUTHORIZATION. The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary limited partnership action on its part.
ARTICLE TWO
THE GUARANTEE

Section 2.01. GUARANTEE. The SXL Guarantor hereby agrees to fully and unconditionally guarantee the full and punctual payment (whether at maturity, upon acceleration, upon redemption or otherwise) of the principal of (and premium, if any) and interest on, and all other amounts payable under each series of the Outstanding Notes and the full and punctual payment of all other amounts payable by the Partnership to the Holders of each series of the Outstanding Notes under the Indenture (the “SXL Guarantee”). Upon the failure by the Partnership to fully and punctually pay any such amount, the SXL Guarantor shall forthwith and on demand pay the amount not so paid at the place and in the manner specified in the Indenture.
Section 2.02. GUARANTEE UNCONDITIONAL. The SXL Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be release, discharged or otherwise affected by:

a)	any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Partnership under the Indenture or the Outstanding Notes, by operation of law or otherwise;

b)
any modification or amendment of, or supplement to, the Indenture or the Outstanding Notes (other than a modification, amendment or supplement effected in accordance with the terms of the Indenture that expressly releases, discharges or otherwise affects the SXL Guarantee);

c)
any change in the corporate existence, structure or ownership of the Partnership, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Partnership or its assets or any resulting release or discharge of any obligation of the Partnership contained in the Indenture or the Outstanding Notes;

d)
the existence of any claim, set-off or other right that the SXL Guarantor may have at any time against the Partnership, the Trustee or any other Person, whether in connection with the Indenture or an unrelated transaction, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

e)
any invalidity, irregularity or unenforceability relating to, or against the Partnership for any reason of, the Indenture or the Outstanding Notes, or any provision of applicable law or regulation purporting to prohibit the payment by the Partnership of the principal of or interest on the Outstanding Notes or any other amount payable by the Partnership under the Indenture; or

f)
any other act or omission to act or delay of any kind by the Partnership, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 2.02, constitute a legal or equitable discharge of or defense to the SXL Guarantor’s obligations hereunder (other than an act contemplated by the parenthetical in Section 2.02(b) above).

Section 2.03. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Subject to Section 2.08, the SXL Guarantee shall remain in full force and effect until the principal of (and premium, if any) and interest on, and all other amounts payable under, the Outstanding Notes, and all other amounts payable by the Partnership to the Holders of the Outstanding Notes under the Indenture have been paid in full. If at any time any payment of the principal of (or premium, if any) or interest on, or any other amounts payable under, the Outstanding Notes or any other amount payable by the Partnership to the Holders of the Outstanding Notes under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Partnership or otherwise, the SXL Guarantee with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
Section 2.04. WAIVER BY THE GUARANTOR. The SXL Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Partnership or any other Person.
Section 2.05. SUBROGATION. The SXL Guarantor agrees that, until the indefeasible payment and satisfaction in full in cash of all applicable obligations under the Outstanding Notes, the SXL Guarantee and the Indenture with respect to the Outstanding Notes, the SXL Guarantor shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of the SXL Guarantee, whether by subrogation or otherwise, against the Partnership.
Section 2.06. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Partnership to the Holders of the Outstanding Notes under the Indenture or the Outstanding Notes is stayed upon the insolvency, bankruptcy or reorganization of the Partnership, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the SXL Guarantor hereunder forthwith on demand by the Trustee or the Holders of the Outstanding Notes.
Section 2.07. NOTATION OF GUARANTEE NOT REQUIRED. The SXL Guarantor acknowledges that the SXL Guarantee shall remain in full force and effect notwithstanding the absence on any Outstanding Note of a notation relating to the SXL Guarantee.
Section 2.08. RELEASE OF GUARANTOR. The SXL Guarantor’s obligations under the SXL Guarantee shall terminate (a) upon satisfaction and discharge of the Indenture pursuant to Article 11 of the Indenture, (b) upon Legal Defeasance or Covenant Defeasance pursuant to Article 8 of the Indenture or (c) on the date on which the SXL Guarantor becomes a co-obligor of the obligations of the Partnership with respect to the Outstanding Notes. Upon delivery by the Partnership to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee shall execute any documents reasonably required in order to evidence the release of the SXL Guarantor from its obligations under the SXL Guarantee.
Section 2.09. BENEFITS ACKNOWLEDGED. The SXL Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the guarantee and waivers made by the SXL Guarantor pursuant to the SXL Guarantee are knowingly made in contemplation of such benefits.

ARTICLE THREE
AMENDMENT OF INDENTURE

With respect to the Outstanding Notes, Section 1.01 of the Indenture is hereby amended by inserting or restating, as the case may be, each of the following defined terms in the appropriate alphabetical position:
“SXL Guarantee” has the meaning given to such term in Section 2.01 to the Third Supplemental Indenture hereto, dated as of December 12, 2017.
“SXL Guarantor” means Sunoco Logistics Partners Operations L.P., but only for so long as Sunoco Logistics Partners Operations L.P. remains obligated under the SXL Guarantee pursuant to the terms of the Third Supplemental Indenture hereto, dated as of December 12, 2017.

ARTICLE FOUR
MISCELLANEOUS

Section 4.01. CAPITALIZED TERMS. Terms used herein and not defined herein shall have the meanings assigned to them in the applicable Indenture.
Section 4.02. EFFECTIVENESS OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture shall become effective as of the date hereof upon its execution by the Partnership, the SXL Guarantor and the Trustee.
Section 4.03. NOTICES. All notices or other communications to the SXL Guarantor shall be given as provided in each of the Indentures addressed as follows:
Sunoco Logistics Partners Operations L.P.
8111 Westchester Drive, Suite 600
Dallas, Texas 75225
Attn: Chief Financial Officer

Section 4.04. RATIFICATION OF THE INDENTURE; SUPPLEMENTAL INDENTURE. The Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Partnership, the SXL Guarantor and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and the Partnership, the SXL Guarantor, the Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall require otherwise.

Section 4.05. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 4.06. THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which are made by the Partnership and the SXL Guarantor and the Trustee assumes no responsibility for their correctness.
Section 4.07. SUCCESSORS. All covenants and agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns. All covenants and agreements of the SXL Guarantor in this Supplemental Indenture shall bind its successors and assigns.
Section 4.08. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (i.e. “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e. “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.
Section 4.09. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
Section 4.10. SEVERABILITY. If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture or any of the Indentures shall not in any way be affected or impaired thereby. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of each of the Indentures and shall, to the extent applicable, be governed by such provisions. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

PARTNERSHIP:

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P.
its general partner

By:	Energy Transfer Partners, L.L.C.
its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Chief Financial Officer

SXL GUARANTOR:

SUNOCO LOGISTICS PARTNERS OPERATIONS L.P.

By:	Sunoco Logistics Partners GP LLC
its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Chief Financial Officer

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Alejandro Hoyos
Name:	Alejandro Hoyos
Title:	Authorized Signer